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                                                                    Exhibit 7.2
                                                                  Final 4/26/96

                                STOCK SALE AGREEMENT


    THIS STOCK SALE AGREEMENT (the "Agreement") made as of the 26th day of April, 1996 by and between COMFORCE Corporation, a Delaware corporation (the "Company"), and Cypress Partners L.P. (the "Purchaser").


    WHEREAS, among the stock the Company is authorized to issue is Series E Convertible Participating Preferred Stock (the "Series E Preferred Stock") having terms and preferences (the "Terms") set forth in Exhibit A hereto; and


     WHEREAS, the Company desires to issue 6,200 shares of Series E Preferred Stock to the Purchaser and the Purchaser desires to purchase such shares from the Company, all in accordance with the terms herein set forth.


    NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


    SECTION 1. PURCHASE AND SALE. The Company agrees to and will issue, sell and deliver to the Purchaser at the Closing (as hereinafter defined), and the Purchaser agrees to and will purchase from the Company, 6,200 shares of Series E Preferred Stock of the Company (the "Shares") for a selling price of $550 per share ($3,410,000 in the aggregate).


    SECTION 2. CLOSING. The Closing shall take place at 4:00 p.m. (Eastern time) on April 26, 1996, at such place as the parties shall agree. Such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date."


    SECTION 3. OBLIGATIONS AT CLOSING. The purchase price shall be payable by wire transfer of immediately available funds in accordance with the Company's wiring instructions attached hereto as Exhibit B. At the Closing, upon confirmation of receipt of $3,410,000 in immediately available funds in accordance with the Company's wiring instructions, the Company shall deliver to the Purchaser, a certificate or certificates for the Shares.


    SECTION 4. COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company makes the following representations and warranties:


    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.



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    (b)  All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, issuance and delivery of the Shares of the Company being sold pursuant to this Agreement has been taken as of the date hereof.


    (c) The Shares, when issued, sold and delivered in accordance with the terms of the Agreement, shall be duly and validly issued, fully paid and nonassessable.


    (d) The Company shall use its best efforts to cause its Certificate of Incorporation to be amended so that all of the Shares can be converted into common stock of the Company, par value $.01 per share, in accordance with the Terms.


    SECTION 5. PURCHASERS' REPRESENTATIONS AND WARRANTIES. The Purchaser represents and warrants to the Company that (i) it has been offered an opportunity to review the Company's annual report on Form 10-K for the year ended December 31, 1995, the Company's draft of a preliminary proxy statement for the annual meeting of shareholders to be held in 1996, and the current reports on Form 8-K filed by the Company with Securities and Exchange Commission (the "SEC") dated October 11, 1995 and October 31, 1995; (ii) it has been offered the opportunity to ask questions of appropriate officers of the Company with respect to its business and affairs, and such officers have answered all such questions to its satisfaction; (iii) its purchase of the Shares is being made for the Purchaser's own account for investment purposes and with no intention of resale; (iv) the Purchaser has the requisite knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in the Shares; (v) it is aware that the Shares are "restricted securities" within the meaning of such term under Rule 144 of the Rules of the SEC ("Rule 144"), that the Shares will be subject to the resale restrictions of Rule 144 (unless another exemption is available under the Securities Act of 1933, as amended (the "Securities Act")), and that, if the Purchaser at any time is deemed to be an "affiliate" of the Company, the Shares will be subject to the additional resale restrictions under Rule 144 applicable to affiliates; (vi) it is aware that until the Shares are registered under the Securities Act, it may be unable to liquidate its investment in the Shares despite a need to do so; and
(vii) it is aware that the certificate or certificates evidencing the Shares purchased by it (or which are subsequently converted into shares of common stock of the Company pursuant to Section 2 herein) will bear a legend conditioning the transfer of the Shares upon the receipt of a satisfactory opinion to the effect that any proposed transfer of the Shares is exempt from registration under the Securities Act, or the like. The Purchaser makes no other representations or warranties, express or implied, to the Company.


    SECTION 6. CONDITIONS TO COMPANY'S OBLIGATION TO CLOSE. The obligation of the Company to issue, sell and deliver the Shares to the Purchaser shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:


    (a) The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time.



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    (b)  There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Shares to the Purchaser.


    (c) The Purchaser shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date.


    SECTION 7. CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE. The obligation of the Purchaser to purchase the Shares shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:


    (a) The representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time.


    (b) There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Shares to the Purchaser.


     (c) The Company shall have performed and complied with in all material respects all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date.


    SECTION 8. BROKERS' COMMISSIONS. The Purchaser will indemnify and hold harmless the Company from the commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by the Purchaser to bring about, or to represent it in, the transaction contemplated hereby. The Company will indemnify and hold harmless the Purchaser from the commission, fee or claim of any person, firm or corporation employed or retained by the Company to bring about, or to represent it in, the transaction contemplated hereby.


    SECTION 9. AMENDMENT AND MODIFICATION. The parties hereto may not amend, modify or supplement this Agreement except by a writing signed by both of the parties hereto.


    SECTION 10. BINDING EFFECT, NO ASSIGNMENT. The Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors, assignees, heirs and legal representatives, and neither party shall be entitled to assign its rights hereunder except upon the other party's prior written consent.


    SECTION 11. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties hereto with respect to the purchase of the Shares and the other transactions contemplated herein, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof.



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    SECTION 12.  HEADINGS.  The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


    SECTION 13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


    SECTION 14. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without regard to the conflicts of law principles thereof.


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       COMFORCE Corporation



                                       By:
                                           ------------------------------

                                       Title:
                                              ---------------------------



                                       Cypress Partners L.P.





                                       By:  ------------------------------


                                       Title: ----------------------------









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